                                                                    EXHIBIT 99.1

[LOGO]
                                                             One Jake Brown Road
                                                       Old Bridge, NJ 08857-1000
                                               (732) 679-4000 Fax (732) 679-4353
                                                           www.blondertongue.com

FOR IMMEDIATE RELEASE                  CONTACT:          James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

           BLONDER TONGUE DISCONTINUES SMALL SUBSCRIBER BASED BUSINESS
  Represents Completion of Non-Core Business Divestitures Under Strategic Plan

OLD BRIDGE,  NJ, April 18, 2008 - - Blonder  Tongue  Laboratories,  Inc.  (AMEX:
"BDR") today  announced  that on April 10, 2008, its Board of Directors made the decision  to  cease  the  operations  of  its  wholly-owned  subsidiary,  Hybrid
Networks,  LLC ("Hybrid"),  and liquidate its assets.  The Company plans to wind down the operations of Hybrid by August 1, 2008.

Hybrid's business activities consist of the operation of video,  high-speed data and/or telephony systems  ("Systems") at 4 multi-dwelling unit communities under certain right-of-entry  agreements ("ROE Agreements").  As part of the Company's on-going  implementation  of its  strategic  plan,  management  has continued to evaluate the impact and  long-term  viability of non-core  business  activities, including the continued  operation of the Systems.  The decision of the Board of
Directors to discontinue  Hybrid's operations was based upon such evaluation and the current cash flow and operating losses of Hybrid.

Based on this decision,  the Company concluded on April 10, 2008 that a non-cash impairment  charge in the  amount  of  approximately  $400,000  is  required  to write-off  Hybrid's assets,  which includes the ROE Agreements and the equipment necessary to operate the Systems, substantially all of which is installed at the applicable property location.

As a result of ceasing the  operations  of Hybrid,  the Company  expects to make cash  expenditures  of  approximately  $50,000  in  connection  with  the  early termination of certain contracts and agreements  related to the operation of the
Systems.

The Company expects a loss of revenue of approximately  $140,000, an improvement of operating  expenses of approximately  $150,000 and a cash flow improvement of approximately  $75,000 all on an annualized  basis as a result of  discontinuing the  operation.

Commenting on the  transaction,  James A. Luksch,  Chairman and Chief  Executive
Officer  said,  "The  decision  to  discontinue  Hybrid is the final step in our divestiture  of non-core  businesses.  We  continue  to be focused on  improving operating expenses and profitability."

About Blonder Tongue and Hybrid

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732) 679-4000.

Hybrid  Networks,  LLC was formed by Blonder  Tongue in 2002 for the  purpose of acquiring video,  data and telephony  private cable television  systems.  Hybrid provides  video,  high-speed  data and  telephony  services  to MDU  communities located in New Jersey, Maryland, and Virginia.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2007 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements.

                                       ###